UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2026

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, the Board of Directors (the “Board”) of Flutter Entertainment plc (“Flutter” or the “Company”) announced the appointment of Dan Taylor, the current President of Flutter and Chief Executive Officer of its International Division, as Flutter’s next Chief Executive Officer and a member of the Board, effective October 1, 2026. The Company will file an amendment to this Current Report on Form 8-K when the compensation arrangements for Mr. Taylor have been determined and approved by the Compensation and Human Resources Committee of the Board.

Peter Jackson will step down from his positions as Chief Executive Officer of Flutter and Director of the Board on September 30, 2026. Mr. Jackson will remain with the Company as an advisor through the end of the year to support a smooth transition. Mr. Jackson’s departure did not result from any disagreement with the Company, its management or the Board on any matter related to the Company’s operations, policies or practices.

Mr. Taylor, age 46, was promoted to the position of Flutter President in May 2026, in addition to his role as Chief Executive Officer of Flutter’s International Division, responsible for the overall commercial delivery of both FanDuel and Flutter International, including all constituent regions and brands. Prior to his appointment as Chief Executive Officer of Flutter’s International Division in 2020, Mr. Taylor was the Chief Executive Officer of Paddy Power Betfair from 2018 to 2020 with full global responsibility for Adjarabet, Betfair and Paddy Power. Prior to these roles, he was Managing Director, UK & Ireland and Managing Director, Retail from 2015 to 2018.

Before Flutter, Mr. Taylor was the Managing Director of Teletext Holidays, Director of Strategy and Commercial Development of DMG Media and an Associate Partner at OC&C Strategy Consultants. Mr. Taylor is also a non-executive director at Dunelm Group plc.

Mr. Taylor holds an MA in Economics from the University of Cambridge.

Mr. Taylor does not have any family relationships with any executive officer or director of Flutter. There are no arrangements or understandings with Mr. Taylor, or any other persons, under which Mr. Taylor was elected to serve as an officer of the Company. In addition, he is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Transition Agreement with Mr. Jackson

On August 4, 2026, Mr. Jackson and Flutter Services UK Limited (a subsidiary of the Company) entered into a Transition Agreement (the “Transition Agreement”), pursuant to which Mr. Jackson will step down as Chief Executive Officer and Director on September 30, 2026, supporting the Company as an advisor through the end of the year, and Mr. Jackson’s employment will terminate as of December 31, 2026 (the “Termination Date”). Through the Termination Date, Mr. Jackson will continue to receive his current base salary and remain eligible to receive pension contributions and participate in the Company’s employee benefit plans. During the period to September 30, 2026, these amounts are in consideration for his continued services under the Transition Agreement, and thereafter, these amounts satisfy a portion of Mr. Jackson’s 12-month notice period under his Service Agreement.

Under the terms of the Transition Agreement, and consistent with the terms of Mr. Jackson’s Service Agreement for a termination without cause, Mr. Jackson will receive the following benefits: (i) payment in lieu of the balance of his 12-month notice period in respect of base salary, pension contributions and benefits (excluding health insurance); (ii) eligibility for an annual bonus in respect of the 2026 financial year, based on actual Company performance; (iii) in respect of awards under the Company’s Deferred Share Incentive Plan, vesting as soon as practicable following the Termination Date; (iv) in respect of awards under Flutter’s Long-Term Incentive Plan: full vesting of Tranche 2, and a time pro-rated vesting of Tranche 3 and Tranche 4, of the Consolidated LTIP, in each case subject to achievement of the applicable performance conditions; (v) in respect of Restricted Share Unit Awards and Performance Share Unit Awards (“PSUs”) granted under the Company’s 2024 Omnibus Equity Incentive Plan, a time pro-rated vesting, and in the case of the PSUs, subject to assessment of the applicable performance conditions; (vi) cessation of holding periods on any equity awards following the Termination Date (subject to the Flutter share dealing policy and applicable malus and clawback policies); and (vii) continuation of health insurance at Flutter’s expense for up to 12 months or payment in lieu thereof. In addition, the Transition Agreement provides that Mr. Jackson will be paid a lump sum cash payment equivalent to 3 months’ base salary, pension contributions and benefits (excluding health insurance). The Transition Agreement also provides that certain professional advisor fees incurred by Mr. Jackson will be paid up to a specified maximum together with tax return support. The Transition Agreement also includes customary provisions, including non-disparagement, cooperation in certain matters, return of employer’s property, confidentiality obligations and reaffirmation of the post-termination restrictive covenants set out in Mr. Jackson’s Service Agreement.

The foregoing description of the Transition Agreement is a summary and is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to Flutter’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 7.01	Regulation FD Disclosure.

On August 5, 2026, Flutter issued a press release regarding the CEO transition at Flutter, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2026

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: August 5, 2026	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	Company Secretary